    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 1997


                                                      REGISTRATION NO. 333-29213
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                            VISION TWENTY-ONE, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

            FLORIDA                          8741                         59-3384581
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

           VISION TWENTY-ONE, INC.                THEODORE N. GILLETTE, PRESIDENT AND CEO
            7209 BRYAN DAIRY ROAD                         VISION TWENTY-ONE, INC.
             LARGO, FLORIDA 34647                          7209 BRYAN DAIRY ROAD
                (813) 545-4300                              LARGO, FLORIDA 34647
 (Address, including zip code, and telephone                   (813) 545-4300
  number, including area code, of registrant's    (Name, address, including zip code, and
         principal executive offices)            telephone number, including area code, of
                                                             agent for service)

                             ---------------------

                                WITH COPIES TO:

          DARRELL C. SMITH, ESQUIRE                      JEFFREY M. STEIN, ESQUIRE
        SHUMAKER, LOOP & KENDRICK, LLP                        KING & SPALDING
       101 E. KENNEDY BLVD., SUITE 2800                     191 PEACHTREE STREET
             TAMPA, FLORIDA 33602                       ATLANTA, GEORGIA 30303-1763
                (813) 229-7600                                 (404) 572-4600

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The Company estimates that expenses payable by it in connection with the Offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

Securities and Exchange Commission registration fee.........  $  9,514
NASD filing fee.............................................     3,640
Nasdaq National Market listing fee..........................    38,032
Printing expenses...........................................   250,000
Accounting fees and expenses................................   225,000
Legal fees and expenses.....................................   350,000
Fees and expenses (including legal fees) for qualifications
  under state securities laws...............................    10,000
Registrar and Transfer Agent's fees and expenses............    10,000
Miscellaneous...............................................     3,814
                                                              --------
          Total.............................................  $900,000
                                                              ========

---------------

* To be included by amendment to the Registration Statement.

     All amounts except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee are estimated. The Company intends to pay all expenses of registration with respect to shares being sold by the Selling Shareholders hereunder, with the exception of underwriting discounts and commissions.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 607.0831 of the Florida Business Corporation Act ("FBCA") limits the liability of directors of Florida corporations. Section 607.0831 provides as follows:

          1. A director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless:

             a. The director breached or failed to perform his duties as a director; and

             b. The director's breach of, or failure to perform, those duties constitutes:

                (1) A violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful;

                (2) A transaction from which the director derived an improper personal benefit, either directly or indirectly;

                (3) A circumstance under which the liability provisions of Florida Statutes sec. 607.0834 (liability for unlawful distributions) are applicable;

                (4) In a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or

                (5) In a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

          2. For the purposes of this section, the term "recklessness" means the action, or omission to act, in conscious disregard of a risk;

             a. Known, or so obvious that it should have been known to the director; and

             b. Known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

          3. A director is deemed not to have derived an improper personal benefit from any transaction if the transaction and the nature of any personal benefit derived by the director are not prohibited by state or federal law or regulation and, without further limitation:

             a. In an action other than a derivative suit regarding a decision by the director to approve, reject, or otherwise affect the outcome of an offer to purchase the stock of, or to effect a merger of, the corporation, the transaction and the nature of any personal benefits derived by a director are disclosed or known to all directors voting on the matter, and the transaction was authorized, approved or ratified by at least two directors who comprise a majority of the disinterested directors (whether or not such disinterested directors constitute a quorum);

             b. The transaction and the nature of any personal benefits derived by a director are disclosed or known to the shareholders entitled to vote, and the transaction was authorized, approved, or ratified by the affirmative vote or written consent of such shareholders who hold a majority of the shares, the voting of which is not controlled by directors who derived a personal benefit from or otherwise had a personal interest in the transaction; or

             c. The transaction was fair and reasonable to the corporation at the time it was authorized by the board, a committee, or the shareholders, notwithstanding that a director received a personal benefit.

          4. The circumstances set forth in subsection 3 are not exclusive and do not preclude the existence of other circumstances under which a director will be deemed not to have derived an improper benefit.

     Section 607.0850 of the FBCA empowers a Florida corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

     The Articles of Incorporation of the Company provide that the Company shall indemnify any person who is or was a director or officer of the Company to the full extent permitted by Florida law. In addition, the Board of Directors of the Company has approved the execution by the Company of indemnification agreements with the Directors and certain officers of the Company, the form of which has been filed as an exhibit to the Registration Statement.

     The Company maintains director and officer liability insurance.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     In November 1996, the Company issued an aggregate of 2,685,318 shares of Common Stock to Theodore Gillette, Richard Sanchez and Peter Fontaine in connection with a reorganization of the Company. These transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2).

     In May 1996 and October 1996, the Company issued an aggregate of 270,331 shares of Common Stock to Bruce S. Maller, a director of the Company, as compensation for consulting and advisory services. These transactions were exempt from the registration requirements of the Securities Act pursuant to Rule 701.

     In September 1996, the Company issued 108,132 shares of Common Stock to Dr. Richard L. Lindstrom, a Director of the Company, as compensation for consulting and advisory services. This transaction was exempt from the registration requirements of the Securities Act pursuant to Rule 701.

     In December 1996, the Company sold an aggregate principal amount of $1,250,000 of its 10% Senior Subordinated Notes, Due December 19, 1999 (the "Notes"), to certain unrelated parties in a private placement. Each Note has a detachable Warrant exchangeable into 7,036 shares of Common Stock of the Company at an exchange price ranging from $6.00 to $7.11 per share, or in a cashless exchange for a reduced number of shares pursuant to a formula. This transaction was exempt from the registration requirements of the Securities Act pursuant to
Section 4(2).

     In February 1997, the Company sold a 10% Senior Subordinated Series 1997 Note, Due December 19, 1999, in the principal amount of $2,000,000 (the "Note"), to Piper Jaffray Healthcare Fund II Limited Partnership in a private placement. The Note has a detachable Warrant exchangeable into a maximum of 333,333 shares of Common Stock at an exchange price ranging from $6.00 to $7.11 per share, or in a cashless exchange for a reduced number of shares pursuant to a formula. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2).

     In a private placement April 1997, which was amended in June 1997, the Company issued a promissory note to Prudential Securities Group Inc. in the maximum aggregate amount of $4.7 million and warrants exchangeable into 210,000 shares of Common Stock at an exchange price per share equal to the initial public offering price of the Company's Common Stock. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2).

     In connection with the 1996 Acquisitions, the Company issued non-negotiable promissory notes, as part of the purchase price, totalling approximately $2,000,000 and issued an aggregate of 2,223,053 shares of Common Stock. These transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2).

     In 1996 and 1997, the Company granted options to purchase 682,667 shares of Common Stock under the Plans to certain employees, executive officers and affiliated professionals. These transactions were exempt from the registration requirements of the Securities Act pursuant to Rule 701. The Company plans to file registration statements under the Securities Act after this Offering to register sales of shares of Common Stock under the Plans, if any.

     In April 1997, the Company issued 128,541 shares of Common Stock in connection with the Merger Agreement with Richard L. Short, D.O., P.A. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2).

     In May 1997, the Company issued 11,411 shares of Common Stock, $19,000 in a non-negotiable promissory note and $26,000 in cash in connection with the acquisition of certain assets of Drs. Smith, Porter & Associates, P.A. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2).

     In May 1997, the Company issued 169,150 shares of Common Stock in connection with the Merger Agreement with Cochise Eye & Laser, P.C. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2).

     In June 1997, the Company issued 109,084 shares of Common Stock and $245,440 in non-negotiable promissory notes in connection with the acquisition agreements with Craig R. Cassidy, D.O., P.C., Sanford L. Moretsky, D.O., P.C., and Valley Outpatient Surgical Center, Inc. pursuant to a binding commitment existing prior to the filing of the registration statement. This transaction was exempt from the registration requirements of the Securities Act pursuant to
Section 4(2).

     In June 1997, the Company issued 320,000 shares of Common Stock in connection with the acquisition of certain assets of Swagel-Wootton Eye Care Center, Ltd. and Aztec Optical pursuant to a binding commitment existing prior to the filing of the registration statement. This transaction was exempt from the registration requirements of the securities requirements of the Securities Act pursuant to Section 4(2).

     Effective July 1997, the Company issued 131,050 shares of Common Stock into escrow pending final closing upon the professional corporation obtaining a license in connection with the Merger Agreement with Eye Institute of Southern Arizona, P.C. pursuant to a binding commitment existing since December 1996. This transaction is exempt from the registration of the Securities Act pursuant to Section 4(2).

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

     (a) Exhibits


  EXHIBIT
  NUMBER                             EXHIBIT DESCRIPTION
-----------                          -------------------
 1.1*****    --  Form of Underwriting Agreement.
 3.1**       --  Amended and Restated Articles of Incorporation of Vision
                 Twenty-One, Inc.
 3.2**       --  Bylaws of Vision Twenty-One, Inc.
 4.1**       --  Specimen of Vision Twenty-One, Inc. Common Stock
                 Certificate.
 4.2**       --  Promissory Note dated June 1996 from Vision Twenty-One, Inc.
                 to Peter Fontaine.
 4.3**       --  Promissory Note dated November 1996 from Vision Twenty-One,
                 Inc. to Peter Fontaine.
 4.4**       --  Promissory Note dated December 1996 from Vision Twenty-One,
                 Inc. to Peter Fontaine.
 4.5**       --  Note Purchase Agreement for 10% Senior Subordinated Notes
                 Due December 19, 1999 (Detachable Warrants Exchangeable Into
                 Common Stock) dated December 20, 1996, by and between Vision
                 Twenty-One, Inc. and certain purchasers.
 4.6**       --  Amendment No. 1 dated April 18, 1997, to that certain Note
                 Purchase Agreement dated December 20, 1996, by and between
                 Vision Twenty-One, Inc. and certain purchasers.
 4.7**       --  Note Purchase Agreement for 10% Senior Subordinated Series
                 1997 Notes Due December 19, 1999 (Detachable Warrants
                 Exchangeable Into Common Stock) dated February 28, 1997
                 between Vision Twenty-One, Inc. and Piper Jaffray Healthcare
                 Fund II Limited Partnership.
 4.8         --  Amended and Restated Note and Warrant Purchase Agreement
                 dated June 1997 and First Amendment to Amended and Restated
                 Note and Warrant Purchase Agreement dated August 1997
                 between Vision Twenty-One, Inc. and Prudential Securities
                 Group.
                 (The Company is not filing any instrument with respect to
                 long-term debt that does not exceed 10% of the total assets of the Company and the Company agrees to furnish a copy of such instrument to the Commission upon request.)
 5.1*****    --  Opinion of Shumaker, Loop & Kendrick, LLP as to the Common
                 Stock being registered.
10.1**       --  Employment Agreement dated October 1, 1996 between Vision
                 Twenty-One, Inc. and Theodore N. Gillette.
10.2**       --  Employment Agreement dated October 1, 1996 between Vision
                 Twenty-One, Inc. and Richard Sanchez.
10.3**       --  Employment Agreement dated September 1, 1996 between Vision
                 Twenty-One, Inc. and Richard T. Welch.

  EXHIBIT
  NUMBER                             EXHIBIT DESCRIPTION
-----------                          -------------------
10.4**       --  Services Agreement dated September 9, 1996 between Vision
                 Twenty-One, Inc. and Dr. Richard L. Lindstrom, M.D.
10.5**       --  Vision Twenty-One, Inc. 1996 Stock Incentive Plan.
10.6**       --  Vision Twenty-One, Inc. Affiliated Professionals Stock Plan.
10.7**       --  Agreement dated May 10, 1996 between Vision Twenty-One, Inc.
                 and Bruce S. Maller.
10.8**       --  Advisory Agreement dated October 20, 1996 between Vision
                 Twenty-One, Inc. and Bruce S. Maller.
10.9**       --  Services Agreement dated March 10, 1996 between Vision
                 Twenty-One, Inc. and The BSM Consulting Group.
10.10**      --  Subscription Agreement dated June 4, 1996 between Vision
                 Twenty-One, Inc. and Peter Fontaine.
10.11**      --  Promissory Note dated June 1996 from Vision Twenty-One, Inc.
                 to Peter Fontaine, filed as Exhibit 4.2 to this Registration
                 Statement and incorporated herein by reference.
10.12**      --  Promissory Note dated November 1996 from Vision Twenty-One,
                 Inc. to Peter Fontaine, filed as Exhibit 4.3 to this
                 Registration Statement and incorporated herein by reference.
10.13**      --  Promissory Note dated December 1996 from Vision Twenty-One,
                 Inc. to Peter Fontaine filed as Exhibit 4.4 to this
                 Registration Statement and incorporated herein by reference.
10.14**      --  Note Purchase Agreement for 10% Senior Subordinated Notes
                 Due December 19, 1999 (Detachable Warrants Exchangeable Into
                 Common Stock), dated December 20, 1996, by and between
                 Vision Twenty-One, Inc. and certain purchasers filed as
                 Exhibit 4.5 to this Registration Statement and incorporated herein by reference.
10.15**      --  Amendment No. 1 dated April 18, 1997, to that certain Note
                 Purchase Agreement dated December 20, 1996, by and between
                 Vision Twenty-One, Inc. and certain purchasers filed as
                 Exhibit 4.6 to this Registration Statement and incorporated herein by reference.
10.16**      --  Note Purchase Agreement for 10% Senior Subordinated Series
                 1997 Notes Due December 19, 1999 (Detachable Warrants
                 Exchangeable Into Common Stock), by and between Vision
                 Twenty-One, Inc. and Piper Jaffray Healthcare Fund II
                 Limited Partnership, filed as Exhibit 4.7 to this
                 Registration Statement and incorporated herein by reference.
10.17        --  Amended and Restated Note and Warrant Purchase Agreement
                 dated June 1997 and First Amendment to Amended and Restated
                 Note and Warrant Purchase Agreement dated August 1997
                 between Vision Twenty-One, Inc. and Prudential Securities
                 Group, Inc. filed as Exhibit 4.8 to this Registration
                 Statement and incorporated herein by reference.
10.18**      --  Form of Indemnification Agreement.
10.19+***    --  Ancillary Provider Participation Agreement and Provider
                 Amendment among Humana Medical Plan, Inc., Humana Health
                 Plan of Florida, Inc., Humana Health Insurance of Florida,
                 Inc., Humana Insurance Company and Vision 21.
10.20+***    --  Asset Purchase Agreement dated December 1, 1996, by and among Gillette & Associates, #6965, P.A., Theodore N.
                 Gillette, O.D., Mark Sarno, O.D. and Mark Beiler, O.D. and
                 Vision Twenty-One, Inc.
10.21**      --  Subordinated Promissory Note dated December 1, 1996, from
                 Vision Twenty-One, Inc. to Gillette & Associates, #6965,
                 P.A.
10.22***     --  Business Management Agreement dated December 1, 1996,
                 between Vision Twenty-One, Inc. and Gillette & Associates,
                 #6965, P.A.

  EXHIBIT
  NUMBER                             EXHIBIT DESCRIPTION
-----------                          -------------------
10.23+*****  --  Agreement and Plan of Reorganization dated December 1, 1996, by and among Eye Institute of Southern Arizona, P.C.,
                 Jeffrey I. Katz, M.D. and Barry Kusman, M.D., Vision
                 Twenty-One, Inc. and Vision 21 of Southern Arizona, Inc.
10.24**      --  Business Management Agreement dated December 1, 1996,
                 between Eye Institute of Southern Arizona, P.C. and
                 ExcelCare, P.C. (as assigned to Vision Twenty-One, Inc.)
10.25+***    --  Asset Purchase Agreement dated December 1, 1996, by and among Lindstrom, Samuelson & Hardten Ophthalmology
                 Associates, P.A., Richard L. Lindstrom, M.D., Thomas W.
                 Samuelson, M.D. and David R. Hardten, M.D. and Vision
                 Twenty-One, Inc.
10.26**      --  Subordinated Promissory Note dated December 1, 1996, from
                 Vision Twenty-One, Inc. to Lindstrom, Samuelson & Hardten
                 Ophthalmology Associates, P.A.
10.27**      --  Business Management Agreement dated December 1, 1996,
                 between Vision Twenty-One, Inc. and Lindstrom, Samuelson &
                 Hardten Ophthalmology Associates, P.A.
10.28+**     --  Agreement and Plan of Reorganization dated December 1, 1996, by and among Dr. Smith & Associates, #6950, P.A., Paul
                 Smith, O.D. and Vision Twenty-One, Inc.
10.30+**     --  Asset Purchase Agreement dated December 1, 1996, by and among Dr. Smith & Associates, #6958, P.A., Paul Smith, O.D.
                 and Vision Twenty-One, Inc.
10.31**      --  Subordinated Promissory Note dated December 1, 1996, from
                 Vision Twenty-One, Inc. to Dr. Smith & Associates, #6958,
                 P.A.
10.33+**     --  Asset Purchase Agreement dated December 1, 1996, by and among Dr. Smith & Associates, #6966, P.A., Paul Smith, O.D.
                 and Vision Twenty-One, Inc.
10.34**      --  Subordinated Promissory Note dated December 1, 1996, from
                 Vision Twenty-One, Inc. to Dr. Smith & Associates, #6966,
                 P.A.
10.36+***    --  Managed Care Organization Asset Purchase Agreement dated
                 December 1, 1996, between Eye Specialists of Arizona
                 Network, P.C., Daniel B. Feller, M.D. and Vision Twenty-One,
                 Inc.
10.37**      --  Subordinated Promissory Note dated December 1, 1996, from
                 Vision Twenty-One, Inc. to Eye Specialists of Arizona
                 Network, P.C.
10.38+***    --  Optical Asset Purchase Agreement dated December 1, 1996, by and among Sharona Optical, Inc., Millennium Vision, P.C.
                 Daniel B. Feller, M.D. and Sharona Feller and Vision
                 Twenty-One, Inc.
10.39**      --  Subordinated Promissory Note dated December 1, 1996, from
                 Vision Twenty-One, Inc. to Sharona Optical, Inc.
10.40+***    --  Agreement and Plan of Reorganization dated December 1, 1996, by and among Daniel B. Feller, M.D., P.C., Daniel B. Feller,
                 M.D. and Vision Twenty-One, Inc.
10.41**      --  Business Management dated December 1, 1996, between Daniel
                 B. Feller, M.D., P.C. and Millennium Vision, P.C. (as
                 assigned to Vision Twenty-One, Inc.)
10.42**      --  Stock Purchase Agreement dated May 1997, between David R.
                 Hardten, M.D., Robert B. Kennedy, O.D., Thomas A. Knox,
                 Gregory W. Kraupa, O.D., John W. Lahr, O.D., Richard L.
                 Lindstrom, M.D., Jack W. Moore, Thomas W. Samuelson, M.D.
                 and Bradley D. Richter, O.D. and Vision Twenty-One, Inc.
10.43**      --  Regional Services Agreement dated May 1997, between Vision
                 Twenty-One, Inc. and Richard L. Lindstrom, M.D.
10.44****    --  Asset Purchase Agreement dated May 1, 1997 by and among Drs.
                 Smith, Porter & Associates, P.A., Paul R. Smith, O.D., and
                 Vision Twenty-One, Inc.
10.47**      --  Form of Contract Provider agreement.
10.48+***    --  Joint Venture Agreement dated May 1, 1996 by and between for
                 Eyes Managed Care, Inc. and Vision 21 Managed Eye Care of
                 Tampa Bay, Inc.

  EXHIBIT
  NUMBER                             EXHIBIT DESCRIPTION
-----------                          -------------------
10.49*****   --  Amendment to Agreement and Plan of Reorganization dated July
                 31, 1997 by and among Kuscat Investments, L.L.C.,
                 Ocusite-ASC, Inc., Jeffrey I. Katz, M.D. and Barry Kusman,
                 M.D., Vital Site, P.C., Vision Twenty-One, Inc., Vision 21
                 of Southern Arizona, Inc., and the escrow agent.
11*****      --  Statement of Computation of Per Share Earnings.
21**         --  List of the subsidiaries of Vision Twenty-One, Inc.
23.1*****    --  Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5.1).
23.2*****    --  Consent of Ernst & Young, LLP, independent certified public accountants.
24**         --  Power of Attorney (included on signature page).
27.1**       --  Financial Data Schedule for year ended December 31, 1996.
                 (For SEC Use Only).
27.2**       --  Financial Data Schedule for three months ended March 31,
                 1997. (For SEC Use Only).
27.3*****    --  Financial Data Schedule for six months ended June 30, 1997
                 (for SEC Use Only).


---------------


   ** Previously filed as an Exhibit with the same Exhibit Number identification in the Company's Registration Statement on Form S-1 filed on June 13, 1997 (File No. 333-29213) and incorporated herein by reference.

  *** Previously filed as an Exhibit with the same Exhibit Number identification in the Company's Amendment No. 1 to Registration Statement on Form S-1 filed on July 23, 1997 and incorporated herein by reference.
 **** Previously filed as an Exhibit with the same Exhibit Number identification in the Company's Amendment No. 2 to Registration Statement on Form S-1 filed July 30, 1997 and incorporated herein by reference.

***** Previously filed as an Exhibit with the same Exhibit Number identification in the Company's Amendment No. 3 to Registration Statement on Form S-1 filed August 14, 1997 and incorporated herein by reference.

    + Certain information contained in this exhibit is subject to a request for confidential treatment. In accordance with Rule 406 promulgated under the Securities Act of 1933, as amended, such confidential information has been omitted herefrom and filed separately with the Securities and Exchange Commission.

     (b) Financial Statement Schedules:

                SCHEDULE I -- VALUATION AND QUALIFYING ACCOUNTS

     All other schedules are omitted because the required information is not present or is not present in amounts sufficient to require submission of the schedule or because the information required is included in the financial statements or notes thereto or the schedule is not required or inapplicable under the related instructions.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, State of Florida on August 15, 1997.


                                          VISION TWENTY-ONE, INC.

                                          By:   /s/ THEODORE N. GILLETTE
                                            ------------------------------------
                                                    Theodore N. Gillette
                                                  Chief Executive Officer
                                             (The Principal Executive Officer)

                                          By:     /s/ RICHARD T. WELCH
                                            ------------------------------------
                                                      Richard T. Welch
                                                  Chief Financial Officer
                                                (The Principal Financial and
                                                     Accounting Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 15, 1997.


                       SIGNATURE                                               TITLE
                       ---------                                               -----
                /s/ THEODORE N. GILLETTE                    Chief Executive Officer
--------------------------------------------------------
                  Theodore N. Gillette

                  /s/ RICHARD T. WELCH                      Chief Financial Officer
--------------------------------------------------------
                    Richard T. Welch

                           *                                Director
--------------------------------------------------------
                   Richard L. Sanchez

                           *                                Director
--------------------------------------------------------
                     Peter Fontaine

                           *                                Director
--------------------------------------------------------
               Herbert U. Pegues II, M.D.

                           *                                Director
--------------------------------------------------------
                    Bruce S. Maller

                           *                                Director
--------------------------------------------------------
               Richard L. Lindstrom, M.D.

                           *                                Director
--------------------------------------------------------
                   Jeffrey Katz, M.D.

*By                /s/ THEODORE N. GILLETTE                  as attorneys in fact pursuant to the power
    ----------------------------------------------------       of attorney included in the Registration
                    Theodore N. Gillette                       Statement as originally filed on June 13,
                                                               1997.
*By                 /s/ RICHARD T. WELCH
    ----------------------------------------------------
                    Richard T. Welch


                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                             EXHIBIT DESCRIPTION
-----------                          -------------------
 1.1*****    --  Form of Underwriting Agreement.
 3.1**       --  Amended and Restated Articles of Incorporation of Vision
                 Twenty-One, Inc.
 3.2**       --  Bylaws of Vision Twenty-One, Inc.
 4.1**       --  Specimen of Vision Twenty-One, Inc. Common Stock
                 Certificate.
 4.2**       --  Promissory Note dated June 1996 from Vision Twenty-One, Inc.
                 to Peter Fontaine.
 4.3**       --  Promissory Note dated November 1996 from Vision Twenty-One,
                 Inc. to Peter Fontaine.
 4.4**       --  Promissory Note dated December 1996 from Vision Twenty-One,
                 Inc. to Peter Fontaine.
 4.5**       --  Note Purchase Agreement for 10% Senior Subordinated Notes
                 Due December 19, 1999 (Detachable Warrants Exchangeable Into
                 Common Stock) dated December 20, 1996, by and between Vision
                 Twenty-One, Inc. and certain purchasers.
 4.6**       --  Amendment No. 1 dated April 18, 1997, to that certain Note
                 Purchase Agreement dated December 20, 1996, by and between
                 Vision Twenty-One, Inc. and certain purchasers.
 4.7**       --  Note Purchase Agreement for 10% Senior Subordinated Series
                 1997 Notes Due December 19, 1999 (Detachable Warrants
                 Exchangeable Into Common Stock) dated February 28, 1997
                 between Vision Twenty-One, Inc. and Piper Jaffray Healthcare
                 Fund II Limited Partnership.
 4.8         --  Amended and Restated Note and Warrant Purchase Agreement
                 dated June 1997 and First Amendment to Amended and Restated
                 Note and Warrant Purchase Agreement dated August 1997
                 between Vision Twenty-One, Inc. and Prudential Securities
                 Group.
                 (The Company is not filing any instrument with respect to
                 long-term debt that does not exceed 10% of the total assets of the Company and the Company agrees to furnish a copy of such instrument to the Commission upon request.)
 5.1*****    --  Opinion of Shumaker, Loop & Kendrick, LLP as to the Common
                 Stock being registered.
10.1**       --  Employment Agreement dated October 1, 1996 between Vision
                 Twenty-One, Inc. and Theodore N. Gillette.
10.2**       --  Employment Agreement dated October 1, 1996 between Vision
                 Twenty-One, Inc. and Richard Sanchez.
10.3**       --  Employment Agreement dated September 1, 1996 between Vision
                 Twenty-One, Inc. and Richard T. Welch.
10.4**       --  Services Agreement dated September 9, 1996 between Vision
                 Twenty-One, Inc. and Dr. Richard L. Lindstrom, M.D.
10.5**       --  Vision Twenty-One, Inc. 1996 Stock Incentive Plan.
10.6**       --  Vision Twenty-One, Inc. Affiliated Professionals Stock Plan.
10.7**       --  Agreement dated May 10, 1996 between Vision Twenty-One, Inc.
                 and Bruce S. Maller.
10.8**       --  Advisory Agreement dated October 20, 1996 between Vision
                 Twenty-One, Inc. and Bruce S. Maller.
10.9**       --  Services Agreement dated March 10, 1996 between Vision
                 Twenty-One, Inc. and The BSM Consulting Group.

  EXHIBIT
  NUMBER                             EXHIBIT DESCRIPTION
-----------                          -------------------
10.10**      --  Subscription Agreement dated June 4, 1996 between Vision
                 Twenty-One, Inc. and Peter Fontaine.
10.11**      --  Promissory Note dated June 1996 from Vision Twenty-One, Inc.
                 to Peter Fontaine, filed as Exhibit 4.2 to this Registration
                 Statement and incorporated herein by reference.
10.12**      --  Promissory Note dated November 1996 from Vision Twenty-One,
                 Inc. to Peter Fontaine, filed as Exhibit 4.3 to this
                 Registration Statement and incorporated herein by reference.
10.13**      --  Promissory Note dated December 1996 from Vision Twenty-One,
                 Inc. to Peter Fontaine filed as Exhibit 4.4 to this
                 Registration Statement and incorporated herein by reference.
10.14**      --  Note Purchase Agreement for 10% Senior Subordinated Notes
                 Due December 19, 1999 (Detachable Warrants Exchangeable Into
                 Common Stock), dated December 20, 1996, by and between
                 Vision Twenty-One, Inc. and certain purchasers filed as
                 Exhibit 4.5 to this Registration Statement and incorporated herein by reference.
10.15**      --  Amendment No. 1 dated April 18, 1997, to that certain Note
                 Purchase Agreement dated December 20, 1996, by and between
                 Vision Twenty-One, Inc. and certain purchasers filed as
                 Exhibit 4.6 to this Registration Statement and incorporated herein by reference.
10.16**      --  Note Purchase Agreement for 10% Senior Subordinated Series
                 1997 Notes Due December 19, 1999 (Detachable Warrants
                 Exchangeable Into Common Stock), by and between Vision
                 Twenty-One, Inc. and Piper Jaffray Healthcare Fund II
                 Limited Partnership, filed as Exhibit 4.7 to this
                 Registration Statement and incorporated herein by reference.
10.17        --  Amended and Restated Note and Warrant Purchase Agreement
                 dated June 1997 and First Amendment to Amended and Restated
                 Note and Warrant Purchase Agreement dated August 1997
                 between Vision Twenty-One, Inc. and Prudential Securities
                 Group, Inc. filed as Exhibit 4.8 to this Registration
                 Statement and incorporated herein by reference.
10.18**      --  Form of Indemnification Agreement.
10.19+***    --  Ancillary Provider Participation Agreement and Provider
                 Amendment among Humana Medical Plan, Inc., Humana Health
                 Plan of Florida, Inc., Humana Health Insurance of Florida,
                 Inc., Humana Insurance Company and Vision 21.
10.20+***    --  Asset Purchase Agreement dated December 1, 1996, by and among Gillette & Associates, #6965, P.A., Theodore N.
                 Gillette, O.D., Mark Sarno, O.D. and Mark Beiler, O.D. and
                 Vision Twenty-One, Inc.
10.21**      --  Subordinated Promissory Note dated December 1, 1996, from
                 Vision Twenty-One, Inc. to Gillette & Associates, #6965,
                 P.A.
10.22***     --  Business Management Agreement dated December 1, 1996,
                 between Vision Twenty-One, Inc. and Gillette & Associates,
                 #6965, P.A.
10.23+*****  --  Agreement and Plan of Reorganization dated December 1, 1996, by and among Eye Institute of Southern Arizona, P.C.,
                 Jeffrey I. Katz, M.D. and Barry Kusman, M.D., Vision
                 Twenty-One, Inc. and Vision 21 of Southern Arizona, Inc.
10.24**      --  Business Management Agreement dated December 1, 1996,
                 between Eye Institute of Southern Arizona, P.C. and
                 ExcelCare, P.C. (as assigned to Vision Twenty-One, Inc.)
10.25+***    --  Asset Purchase Agreement dated December 1, 1996, by and among Lindstrom, Samuelson & Hardten Ophthalmology
                 Associates, P.A., Richard L. Lindstrom, M.D., Thomas W.
                 Samuelson, M.D. and David R. Hardten, M.D. and Vision
                 Twenty-One, Inc.

  EXHIBIT
  NUMBER                             EXHIBIT DESCRIPTION
-----------                          -------------------



10.26**      --  Subordinated Promissory Note dated December 1, 1996, from
                 Vision Twenty- One, Inc. to Lindstrom, Samuelson & Hardten
                 Ophthalmology Associates, P.A.
10.27**      --  Business Management Agreement dated December 1, 1996,
                 between Vision Twenty-One, Inc. and Lindstrom, Samuelson &
                 Hardten Ophthalmology Associates, P.A.
10.28+**     --  Agreement and Plan of Reorganization dated December 1, 1996, by and among Dr. Smith & Associates, #6950, P.A., Paul
                 Smith, O.D. and Vision Twenty-One, Inc.
10.30+**     --  Asset Purchase Agreement dated December 1, 1996, by and among Dr. Smith & Associates, #6958, P.A., Paul Smith, O.D.
                 and Vision Twenty-One, Inc.
10.31**      --  Subordinated Promissory Note dated December 1, 1996, from
                 Vision Twenty-One, Inc. to Dr. Smith & Associates, #6958,
                 P.A.
10.33+**     --  Asset Purchase Agreement dated December 1, 1996, by and among Dr. Smith & Associates, #6966, P.A., Paul Smith, O.D.
                 and Vision Twenty-One, Inc.
10.34**      --  Subordinated Promissory Note dated December 1, 1996, from
                 Vision Twenty-One, Inc. to Dr. Smith & Associates, #6966,
                 P.A.
10.36+***    --  Managed Care Organization Asset Purchase Agreement dated
                 December 1, 1996, between Eye Specialists of Arizona
                 Network, P.C., Daniel B. Feller, M.D. and Vision Twenty-One,
                 Inc.
10.37**      --  Subordinated Promissory Note dated December 1, 1996, from
                 Vision Twenty-One, Inc. to Eye Specialists of Arizona
                 Network, P.C.
10.38+***    --  Optical Asset Purchase Agreement dated December 1, 1996, by and among Sharona Optical, Inc., Millennium Vision, P.C.
                 Daniel B. Feller, M.D. and Sharona Feller and Vision
                 Twenty-One, Inc.
10.39**      --  Subordinated Promissory Note dated December 1, 1996, from
                 Vision Twenty-One, Inc. to Sharona Optical, Inc.
10.40+***    --  Agreement and Plan of Reorganization dated December 1, 1996, by and among Daniel B. Feller, M.D., P.C., Daniel B. Feller,
                 M.D. and Vision Twenty-One, Inc.
10.41**      --  Business Management dated December 1, 1996, between Daniel
                 B. Feller, M.D., P.C. and Millennium Vision, P.C. (as
                 assigned to Vision Twenty-One, Inc.)
10.42**      --  Stock Purchase Agreement dated May 1997, between David R.
                 Hardten, M.D., Robert B. Kennedy, O.D., Thomas A. Knox,
                 Gregory W. Kraupa, O.D., John W. Lahr, O.D., Richard L.
                 Lindstrom, M.D., Jack W. Moore, Thomas W. Samuelson, M.D.
                 and Bradley D. Richter, O.D. and Vision Twenty-One, Inc.
10.43**      --  Regional Services Agreement dated May 1997, between Vision
                 Twenty-One, Inc. and Richard L. Lindstrom, M.D.
10.44****    --  Asset Purchase Agreement dated May 1, 1997 by and among Drs.
                 Smith, Porter & Associates, P.A., Paul R. Smith, O.D., and
                 Vision Twenty-One, Inc.
10.47**      --  Form of Contract Provider agreement.
10.48+***    --  Joint Venture Agreement dated May 1, 1996 by and between for
                 Eyes Managed Care, Inc. and Vision 21 Managed Eye Care of
                 Tampa Bay, Inc.
10.49*****   --  Amendment to Agreement and Plan of Reorganization dated July
                 31, 1997 by and among Kuscat Investments, L.L.C.,
                 Ocusite-ASC, Inc., Jeffrey I. Katz, M.D. and Barry Kusman,
                 M.D., Vital Site, P.C., Vision Twenty-One, Inc., Vision 21
                 of Southern Arizona, Inc., and the escrow agent.
11*****      --  Statement of Computation of Per Share Earnings.
21**         --  List of the subsidiaries of Vision Twenty-One, Inc.
23.1*****    --  Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5.1).
23.2*****    --  Consent of Ernst & Young, LLP, independent certified public accountants.

  EXHIBIT
  NUMBER                             EXHIBIT DESCRIPTION
-----------                          -------------------

24**         --  Power of Attorney (included on signature page).
27.1**       --  Financial Data Schedule for year ended December 31, 1996.
                 (For SEC Use Only).
27.2**       --  Financial Data Schedule for three months ended March 31,
                 1997. (For SEC Use Only).
27.3*****    --  Financial Data Schedule for six months ended June 30, 1997
                 (for SEC Use Only).


---------------


   ** Previously filed as an Exhibit with the same Exhibit Number identification in the Company's Registration Statement on Form S-1 filed on June 13, 1997 (File No. 333-29213) and incorporated herein by reference.

  *** Previously filed as an Exhibit with the same Exhibit Number identification in the Company's Amendment No. 1 to Registration Statement on Form S-1 filed on July 23, 1997 and incorporated herein by reference.
 **** Previously filed as an Exhibit with the same Exhibit Number identification in the Company's Amendment No. 2 to Registration Statement on Form S-1 filed July 30, 1997 and incorporated herein by reference.

***** Previously filed as an Exhibit with the same Exhibit Number identification in the Company's Amendment No. 3 to Registration Statement on Form S-1 filed August 14, 1997 and incorporated herein by reference.

    + Certain information contained in this exhibit is subject to a request for confidential treatment. In accordance with Rule 406 promulgated under the Securities Act of 1933, as amended, such confidential information has been omitted aeriform and filed separately with the Securities and Exchange Commission.